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                                                                   Exhibit 11.01

                                   STAC, INC.
                        COMPUTATION OF EARNINGS PER SHARE
               (in thousands, except per share amounts; unaudited)

                                                                   Three Months
                                                                Ended December 31,
                                                              -----------------------
                                                              1996              1995
                                                              ----              ----
Primary earnings (loss) per share:

Net income (loss)                                           $ 2,204           $ (9,180)

Less preferred dividends                                       --                  168
                                                            -------           --------

Income (loss) available for common
 stockholders                                               $ 2,204           $ (9,348)
                                                            =======           ========

Common and common stock
 equivalent shares outstanding                               31,184             28,492


Primary earnings (loss) per share                           $  0.07           ($  0.33)





Fully diluted earnings (loss) per share:

Net income (loss)                                           $ 2,204           $ (9,180)

Less preferred dividends                                       --                 --
                                                            -------           --------

Income (loss) available for common
 stockholders                                               $ 2,204           $ (9,180)
                                                            =======           ========

Common and common stock
 equivalent shares outstanding                               31,184             30,440


Fully diluted income (loss) per share                       $  0.07           ($  0.30)


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